UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

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☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☒  Definitive Additional Materials

☐   Soliciting Material under § 240.14a-12

SILVER SPRING NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SILVER SPRING NETWORKS, INC.
230 W. Tasman Drive
San Jose, California 95134
(669) 770-4000

SUPPLEMENT TO PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 3, 2018

This is a supplement to the definitive proxy statement dated November 16, 2017 (which we refer to as the “Proxy Statement”) of Silver Spring Networks, Inc., a Delaware corporation, which we refer to as “Silver Spring,” “we,” “us” or “our”, that was mailed to you in connection with the solicitation of proxies for use at the special meeting of stockholders to be held on January 3, 2018, at 10:00 a.m. (Pacific Time) at Silver Spring’s offices at 230 W. Tasman Drive, San Jose, CA 95134 for the following purposes:

1.
Adoption of the Merger Agreement and Approval of the Merger. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 17, 2017, as it may be amended from time to time, which we refer to as the “merger agreement,” by and among Silver Spring, Itron, Inc., a Washington corporation, which we refer to as “Itron,” and Ivory Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Itron, which we refer to as “Merger Sub,” and approve the merger, which we refer to as the “merger proposal.” Pursuant to the terms of the merger agreement, and subject to the conditions thereof, Merger Sub will merge with and into Silver Spring, which we refer to as the “merger,” with Silver Spring continuing as the surviving corporation and becoming a wholly-owned subsidiary of Itron.

2.
Adjournment of the Special Meeting. To consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Silver Spring board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger, which we refer to as the “adjournment proposal.”

Our board of directors previously established November 9, 2017 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof.

The Silver Spring board of directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal.

No action in connection with this supplement to the Proxy Statement is required by any stockholder who previously delivered a proxy and who does not wish to revoke or change that proxy. Information about voting or revoking a proxy appears on pages 27-28 of the Proxy Statement.

Litigation Relating to the Merger

As described in the Proxy Statement, on November 9, 2017, James Geller, a purported stockholder of Silver Spring, filed a putative stockholder class action complaint in the United States District Court for the Northern District of California against Silver Spring and the individual members of the Silver Spring board of directors, captioned Geller v. Silver Spring Networks, Inc., et al., Case No. 5:17-cv-06532-EJD (which we refer to as the “Geller Complaint”). On November 11, 2017, Kantradt LLC, a purported stockholder of Silver Spring, filed a putative stockholder class action complaint in the United States District Court for the Northern District of California against Silver Spring and the individual members of the Silver Spring board of directors, captioned Kantradt LLC v. Silver Spring Networks, Inc., et al., No. 5:17-cv-06548-VC (which we refer to as the “Kantradt Complaint”).  On November 16, 2017, subsequent to the filing of the Proxy Statement, Ben Suscavage, a purported stockholder of Silver Spring, filed a putative stockholder class action complaint in the United States District Court for the Northern District of California against Silver Spring and the individual members of the Silver Spring board of directors, captioned Suscavage v. Silver Spring Networks, Inc., et al., Case No. 5:17-cv-00625-SVK (which we refer to the “Suscavage Complaint”).  Additionally, on November 20, 2017 and subsequent to the filing of the Proxy Statement, Louis Scarantino, a purported stockholder of Silver Spring, filed a putative stockholder class action complaint in the United States District Court for the Northern District of California against Silver Spring, the individual members of the Silver Spring board of directors, Itron, and the Merger Sub captioned Scarantino v. Silver Spring Networks, Inc., et al., Case No. 3:17-cv-006688 (which we refer to the “Scarantino Complaint” and together with the Geller Complaint, the Kantradt Complaint and the Suscavage Complaint, the “Complaints”). The Complaints each assert that defendants violated Sections 14(a) and 20(a) of the Exchange Act by making untrue statements of material fact and omitting certain material facts related to the contemplated merger in the proxy statement. The Complaints seek, among other things, an order enjoining defendants from consummating the merger, money damages and an award of attorneys’ and experts’ fees.

Silver Spring believes that the claims asserted in the pending actions in the United States District Court for the Northern District of California are without merit and denies the allegations in each of those actions. However, in order to alleviate the costs, risks and uncertainties inherent in litigation and provide additional information to its stockholders, Silver Spring has provided certain additional disclosures (the “Supplemental Disclosures”) in this supplement to the Proxy Statement. Counsel for plaintiffs in each of the actions have confirmed that the Supplemental Disclosures will moot their claims and that they will accordingly dismiss those actions with prejudice as to the named plaintiffs, and without prejudice as to other stockholders. The Supplemental Disclosures should be read in conjunction with the Proxy Statement, which we urge you to read in its entirety. The Supplemental Disclosures should not be regarded as an indication that any of Silver Spring, Itron or their respective affiliates, officers, directors or other representatives, or any recipient of this information, considered or now considers the information contained in the Supplemental Disclosures to be material; rather, Silver Spring believes that the Proxy Statement disclosed all necessary information, and denies that any additional disclosures are or were required under any federal or state law.

Supplemental Disclosures

Silver Spring is providing certain disclosures that supplement those contained in the Proxy Statement. The supplemental information provided below should be read in conjunction with the Proxy Statement, which we urge you to read in its entirety.

The “PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER” section of the Proxy Statement under the heading “Background of the Merger” is hereby amended by:

Adding the following paragraph as a new full fourth paragraph on page 39:

Also on August 17, 2017, Mr. Weiss contacted a representative of Party C to arrange a call among Mr. Weiss and representatives of Party C to discuss Silver Spring’s IoT business and a potential partnership between Silver Spring and Party C.

Amending and restating the first full paragraph on page 41.

Also on September 6, 2017, Mr. Bell, in an effort to encourage Party C to reengage in the process, contacted a representative of Party C to discuss the possibility of an additional meeting to be held between Silver Spring senior management and Party C senior management to discuss a potential transaction with Silver Spring.

The “PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER” section of the Proxy Statement under the heading “Opinion of Silver Spring’s Financial Advisor” is hereby amended by:

Adding the below additional sentence after the first sentence of the second full paragraph on page 49.

The range of perpetuity growth rates was estimated by Evercore utilizing its professional judgment and experience, taking into account the financial projections for Silver Spring (described further in this proxy statement at pages 54-57) and market expectations regarding long-term growth of gross domestic product and inflation.

Amending and restating the third sentence of the second full paragraph on page 49.

Evercore estimated Silver Spring’s weighted average cost of capital based on application of the capital asset pricing model, which requires certain company-specific inputs, including the target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and beta, as well as certain financial metrics for the U.S. financial markets generally, and its professional judgment given the nature of Silver Spring’s business and its industry.

Amending and restating the second sentence of the first full paragraph on page 50.

Evercore then discounted the implied total share price back to June 30, 2017, using a discount rate of 13.5%, which reflects an estimate of Silver Spring’s cost of equity, and was derived by utilizing the capital asset pricing model, which takes into account certain financial metrics, including beta, for Silver Spring, as well as certain financial metrics for the U.S. financial markets generally.

The “PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER” section of the Proxy Statement under the heading “Certain Prospective Financial Information Reviewed by the Silver Spring Board of Directors and Silver Spring’s Financial Advisor” is hereby amended by:

Amending and restating the chart appearing on the bottom of page 56.

	Fiscal Year Ending December 31
	($ in millions)
	2017E	2018E	2019E	2020E	2021E
Billings	$315	$355	$413	$483	$557
Non-GAAP Gross Profit	138	155	178	209	245
Non-GAAP Operating Income	11	20	34	57	71
Adjusted EBITDA	19	30	45	70	86
Non-GAAP Net Income	11	15	28	51	54
Unlevered Free Cash Flow	$(9)	$(9)	$(5)	$2	$6

Additional Information:
Stock Based Compensation	(15)	(31)	(31)	(32)	(39)
Depreciation and Amortization	4	10	12	13	15
Capital Expenditures	(5)	(12)	(14)	(20)	(23)
(Increase) / Decrease in Net Working Capital	(2)	0	(4)	(7)	(7)

Amending and restating the chart appearing on the top of page 57.

	Fiscal Year Ending December 31
	($ in millions)
	2017E	2018E	2019E	2020E	2021E
Billings	$306	$334	$384	$442	$508
Non-GAAP Gross Profit	135	150	173	199	229
Non-GAAP Operating Income	2	18	25	33	43
Adjusted EBITDA	10	27	35	44	56
Non-GAAP Net Income	1	15	19	25	33
Unlevered Free Cash Flow	$(6)	$(9)	$(2)	$3	$7

Additional Information:
Stock Based Compensation	(15)	(31)	(31)	(32)	(36)
Depreciation and Amortization	4	9	10	12	13
Capital Expenditures	(2)	(6)	(7)	(8)	(9)
(Increase) / Decrease in Net Working Capital	1	(4)	(2)	(2)	(2)

Amending and restating the second sentence in the second full paragraph on page 57.

For fiscal year 2017 only, Unlevered Cash Flow, Stock Based Compensation, Depreciation and Amortization, Capital Expenditures and (Increase) / Decrease in Net Working Capital are calculated only with respect to the second half of such fiscal year.